UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 2003


                        NEW YORK COMMUNITY BANCORP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        1-31565                06-1377322
--------------------------------   ----------------------    -------------------
(State or other jurisdiction       Commission File Number     (I.R.S. Employer
of incorporation or organization)                            Identification No.)





                  615 Merrick Avenue, Westbury, New York 11590
                  --------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 683-4100
                                                           --------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


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                           CURRENT REPORT ON FORM 8-K



Item 1.        Changes in Control of Registrant

               Not applicable.

Item 2.        Acquisition or Disposition of Assets

               Not applicable.

Item 3.        Bankruptcy or Receivership

               Not applicable.

Item 4.        Changes in Registrant's Certifying Accountant

               Not applicable.

Item 5.        Other Events

               Not applicable.

Item 6.        Resignations of Registrant's Directors

               Not applicable.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as Exhibit 99.1 is the dividend announcement issued by New York Community Bancorp, Inc. (the "Company") on October 28, 2003.

Item 8.       Change in Fiscal Year

              Not applicable.

Item 9.       Regulation FD Disclosure

              On October 28, 2003, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.25 per share, payable on November 21, 2003 to shareholders of record at November 12, 2003. The $0.25 per share dividend represents a 67% increase above the dividend paid to the Company's shareholders in November 2002 and a better than 20% increase above the dividend paid to Roslyn Bancorp's shareholders in August 2003. The dividend announcement is attached as Exhibit 99.1.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision to the Code of Ethics

              Not applicable.

Item 11.      Temporary Suspension of Trading Under Registrant's Employee
              Benefit Plans

              Not applicable.

Item 12.      Results of Operations and Financial Condition

              Not applicable.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NEW YORK COMMUNITY BANCORP, INC.

October 28, 2003                         /s/ Joseph R. Ficalora
----------------                         ---------------------------------------
    Date                                 Joseph R. Ficalora
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


99.1     Dividend announcement dated October 28, 2003.